Exhibit 10.3



                           THOMAS & BETTS CORPORATION

                            EXECUTIVE RETIREMENT PLAN

                As Amended and Restated Effective January 1, 2005

            (Including amendments adopted through September 5, 2007)

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                                TABLE OF CONTENTS

                                                                            Page


INTRODUCTION...................................................................1

ARTICLE 1.   DEFINITIONS.......................................................1
    1.01     "Actuarial Equivalent"............................................1
    1.02     "Affiliated Company"..............................................1
    1.03     "Average Monthly Compensation" ...................................1
    1.04     "Beneficiary".....................................................2
    1.05     "Benefit".........................................................2
    1.06     "Board of Directors"..............................................2
    1.07     "Code"............................................................2
    1.08     "Committee".......................................................2
    1.09     "Company".........................................................2
    1.10     "Compensation"....................................................2
    1.11     "Credited Service"................................................2
    1.12     "Early Retirement Date"...........................................3
    1.13     "Effective Date"..................................................3
    1.14     "Eligible Employee"...............................................3
    1.15     "Grandfathered Benefit"...........................................3
    1.16     "Normal Retirement Date"..........................................3
    1.17     "Plan"............................................................3
    1.18     "Retiree".........................................................3
    1.19     "Retirement Plan".................................................3
    1.20     "Section 409A Benefit"............................................3
    1.21     "Separation from Service".........................................3
    1.22     "10-Year Certain and Life Annuity"................................4

ARTICLE 2.   AMOUNT AND PAYMENT OF BENEFITS....................................4
    2.01     Payment of Benefit................................................4
    2.02     Amount of Normal Retirement Benefit...............................4
    2.03     Amount of Early Retirement Benefits...............................5
    2.04     Form and Time of Payment for a Grandfathered Benefit..............5
    2.05     Form and Time of Payment for Section 409A Benefit - Termination
             On Or After Early Retirement Date.................................6
    2.06     Termination Prior to Early Retirement Date........................7
    2.07     Pre-Retirement Death Benefit......................................8
    2.08     Restoration of Service............................................8
    2.09     Designation of Beneficiary........................................8
    2.10     Receipt of Single-Sum Payment.....................................9

ARTICLE 3.   GENERAL PROVISIONS................................................9
    3.01     Administration....................................................9
    3.02     Funding...........................................................9
    3.03     No Contract of Employment.........................................9
    3.04     Competency.......................................................10
    3.05     Withholding Taxes................................................10

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                                TABLE OF CONTENTS
                                   (continued)


    3.06     Nonalienation....................................................10
    3.07     Forfeiture for Cause.............................................10
    3.08     Mergers/Transfers................................................11
    3.09     Change of Control................................................11
    3.10     Calculations.....................................................11
    3.11     Elections........................................................12
    3.12     Acceleration of Payment..........................................12
    3.13     Construction.....................................................12
    3.14     Insurance Products...............................................13
    3.15     Nature of Obligation.............................................13
    3.16     Legal Fees.......................................................13
    3.17     Tax Gross-Up.....................................................13

ARTICLE 4.   AMENDMENT, TERMINATION, OR PARTICIPANT REMOVAL...................15

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                           THOMAS & BETTS CORPORATION

                            EXECUTIVE RETIREMENT PLAN

                As Amended and Restated Effective January 1, 2005

                                  INTRODUCTION
                                  ------------

Thomas & Betts Corporation (the "Company") has adopted and maintained this Executive Retirement Plan ("Plan"), originally effective as of September 2, 1992, and as subsequently amended on December 16, 1993, February 5, 1997, June 4, 1997, December 1, 1999, June 7, 2000, December 5, 2000, September 3, 2003 and
February 4, 2004, to provide additional retirement income and death benefit protection to certain officers of the Company in recognition of their contribution to the Company in carrying out senior management responsibilities. The Company now desires to amend the Plan further in order to comply with section 409A of the Internal Revenue Code of 1986, as amended. The terms and conditions of participation and benefits under this Plan, as amended, are set out in this document.

All benefits payable under this Plan, which is intended to constitute a non-qualified, unfunded deferred compensation plan for a select group of management employees under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall be paid out of the general assets of the Company.

                             ARTICLE 1. DEFINITIONS
                             ----------------------

1.01 "Actuarial Equivalent" shall mean the equivalent value when computed based on the UP-84 Mortality Table and an interest rate equal to 100 percent of the interest rate which would be used by the Pension Benefit Guaranty Corporation (under the pre-November 1, 1993 methodology) for valuing immediate annuities for single employer plans that terminate on the first day of the month in which the Eligible Employee's Benefit payments commence (the "PBGC Interest Rate").

1.02 "Affiliated Company" shall mean any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.03 "Average Monthly Compensation" shall mean the average monthly Compensation of an Eligible Employee during any sixty (60) consecutive months during his employment with the Company or an Affiliated Company affording the highest such average. For purposes of determining Average Monthly Compensation, noncontiguous months of employment interrupted by periods of fewer than twelve (12) months in which the Employee is not employed shall be treated as consecutive. If the Eligible Employee has fewer than 60 consecutive full months of employment, Average Monthly Compensation shall mean the monthly average for all full months of employment completed by such Eligible Employee. Notwithstanding the foregoing, if an Eligible Employee has noncontiguous periods of employment and his most recent period of employment commenced at least twelve (12) full calendar months after the last day of his immediate prior period of employment, his Average Monthly Compensation shall be determined solely on the basis of his most recent period of employment.

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1.04      "Beneficiary" shall mean the person or persons designated by an
          Eligible Employee as beneficiary in a time and manner determined by the Committee. If the Eligible Employee fails to designate a Beneficiary or if the Beneficiary predeceases the Eligible Employee, the Eligible Employee's spouse shall be the Beneficiary or if no spouse survives the Eligible Employee, the Eligible Employee's estate shall be the Beneficiary. An Eligible Employee may change his designated Beneficiary in a time and manner determined by the Committee.

1.05 "Benefit" shall mean the amounts payable under Article 2 of this Plan including the Grandfathered Benefit and the Section 409A Benefit.

1.06 "Board of Directors" shall mean the Board of Directors of Thomas & Betts Corporation.

1.07 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.08 "Committee" shall mean the Company's Compensation Committee of the Board of Directors, any successor or substitute committee thereto, or, during any period of time when no such committee is in existence, the Company's entire Board of Directors.

1.09 "Company" shall mean the Thomas & Betts Corporation or any successor by merger, purchase or otherwise, with respect to its employees and such Affiliated Companies authorized by the Board of Directors, on such terms and conditions as the Board may determine, to participate in the Plan.

1.10 "Compensation" shall mean the base cash compensation paid to an Eligible Employee in respect of each month for services rendered to the Company by such Eligible Employee, plus the amount paid pursuant to the provisions of the Executive Incentive Plan and the Management Incentive Plan or such substitute or similar plans, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under
          Section 125 of the Code and its applicable regulations) and prior to any amount which an Eligible Employee has elected to defer under the Thomas & Betts Supplemental Executive Investment Plan.

1.11 "Credited Service" shall mean with respect to an Eligible Employee service determined pursuant to the provisions of Section 2.9 (or any successor thereto) of the Retirement Plan. If an Eligible Employee, who either has received a lump sum distribution from the Plan or is receiving a monthly payment from the Plan is subsequently rehired and resumes participation in the plan, his Credited Service attributable to his employment prior to his rehire shall be disregarded in determining the amount of his Benefit which accrues subsequent to his rehire. His Credited Service attributable to employment both before and after his rehire shall, however, be taken into account in determining whether he has satisfied the service eligibility requirements for a Benefit under the Plan. Notwithstanding the foregoing, an Eligible Employee may, subject to the approval by the Committee, be granted additional months or years of age or of Credited Service for purposes of determining the amount of Benefit under the Plan or for purposes of satisfying the service eligibility requirements necessary for a Benefit under the Plan or both. The number of months or years of age or of Credited Service so granted, if any, shall be set forth in Appendix A.

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1.12      "Early Retirement Date" shall mean the first day of the calendar month following an Eligible Employee's 55th birthday, or the Eligible Employee's 50th birthday if such Eligible Employee commenced employment with the Company prior to December 1, 1997. For purposes of determining whether employment commenced prior to December 1, 1997, "Company" shall not include Augat Inc. or any Affiliated Company which became authorized to participate in this Plan after November 30, 1997.

1.13 "Effective Date" shall mean September 2, 1992, for the Plan as originally effective, and January 1, 2005 for the Plan as amended and restated herein.

1.14 "Eligible Employee" shall mean an employee who occupies a position of senior management with the Company who has been approved by the Committee and who is listed on Appendix A, as amended from time to time by the Committee.

1.15 "Grandfathered Benefit" shall mean that portion of the Benefit under the Plan as in effect on October 3, 2004 which was earned and vested (within the meaning of Treas. Reg. ss.1.409A-6(a) or any successor thereto) as of December 31, 2004.

1.16 "Normal Retirement Date" shall mean the first day of the calendar month following an Eligible Employee's 65th birthday.

1.17 "Plan" shall mean the Thomas & Betts Corporation Executive Retirement Plan, as amended from time to time.

1.18 "Retiree" shall mean an Eligible Employee who (i) has completed five or more years of Credited Service, (ii) has reached either his Early Retirement Date or his Normal Retirement Date, and (iii) either voluntarily or upon the Company's request or demand terminates employment with the Company and all Affiliated Companies, or with respect to any Section 409A Benefit, has a Separation from Service.

1.19 "Retirement Plan" shall mean Part A of the Thomas & Betts Pension Plan, as amended from time to time.

1.20 "Section 409A Benefit" shall mean that portion of the Benefit under this Plan in excess of the Grandfathered Benefit.

1.21 "Separation from Service" shall mean an Eligible Employee's termination of employment within the meaning of Treas. Reg. ss.1.409A-1(h) or any successor thereto.

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1.22      "10-Year Certain and Life Annuity" shall mean an annuity which provides monthly payments to the Retiree for his lifetime with a guaranteed minimum of one hundred twenty (120) monthly payments, and if the Retiree dies prior to receiving the full one hundred twenty
          (120) monthly payments, the remainder of the guaranteed payments shall be commuted and paid in one lump sum to the Beneficiary in full discharge of the obligation of the Plan.

                   ARTICLE 2. AMOUNT AND PAYMENT OF BENEFITS
                   -----------------------------------------

2.01      Payment of Benefit

          Except as otherwise provided, a Benefit shall be payable by the Company only with respect to an Eligible Employee who becomes a Retiree, subject to the provisions of Section 3.07. Such Benefit shall be payable from the general assets of the Company.

2.02      Amount of Normal Retirement Benefit

          The monthly amount of the Benefit payable in the form of a 10-Year Certain and Life Annuity on or after an Eligible Employee's Normal Retirement Date shall be equal to:

          (a) 2.5 percent of the Eligible Employee's Average Monthly Compensation multiplied by the first 20 years of his Credited Service plus 1.5 percent of the Eligible Employee's Average Monthly Compensation multiplied by the next 15 years of his Credited Service minus

          (b)  The sum of (i) and (ii) where

               (i) equals the monthly amount of benefit which is or would be payable to the Eligible Employee pursuant to the provisions of the Retirement Plan, assuming such benefit commenced at the same time as the commencement of his Plan Benefit, in the form of a 100% Joint and Survivor Annuity, as described in Section 2.04(a)(i) (an Eligible Employee who is unmarried at the time the Benefit is determined shall be deemed, for purposes of the Plan, to have a survivor annuitant born on the same date as the Eligible Employee), and

               (ii) equals the monthly amount of benefit payable under a prior employer's retirement program as set forth in Appendix A.

               The Committee shall determine, in good faith, the appropriate amount of offset under Section 2.02(b)(ii) to be used in calculating any Benefit under this Plan (including, without limitation, converting such monthly benefit under Section 2.02(b)(ii) to an appropriate benefit form) and each Eligible Employee shall cooperate with the Committee by providing any information (certifiable or otherwise) necessary to make such determination.

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2.03      Amount of Early Retirement Benefits

          (a) Unless the provisions of Section 2.03(b) below are applicable, the Benefit payable to a Retiree whose employment terminates for any reason prior to his Normal Retirement Date shall be equal to the Benefit determined under the provisions of Section 2.02 on the basis of his Average Monthly Compensation and Credited Service on the date of his termination of employment; provided, however, the portion of his Benefit determined under the provisions of Section 2.02(a) shall be reduced by 3.6% for each year and 1/12 of 3.6% for each month of a fractional year by which the date the Retiree's Benefit begins precedes the 60th anniversary of his birth.

          (b) An Eligible Employee who has completed at least five years of Credited Service and who terminates employment at the Company's request prior to his Normal Retirement Date shall, subject to the approval of the Committee and the provisions of Section 3.07, receive a special early Benefit. The special early Benefit shall solely be at the discretion of the Committee and may reflect (without limitation) the grant of additional months or years of Credited Service and/or age.

2.04      Form and Time of Payment for a Grandfathered Benefit

          (a) The automatic form of payment under this Plan deemed to have been elected with respect to a Grandfathered Benefit by a Retiree at the time he became an Eligible Employee shall be a 10-Year Certain and Life Annuity unless the Retiree elected one of the following optional forms of payment at the time he became an Eligible Employee.

               (i) Payment in the form of a 100% Joint and Survivor Annuity of Actuarial Equivalent value to the Grandfathered Benefit otherwise payable under Section 2.04(a) above, providing for a reduced monthly benefit during his lifetime with 100% of such reduced monthly benefit continuing to his surviving spouse to whom he was married on the date his Grandfathered Benefit payments commenced for the remainder of such spouse's lifetime. If the Retiree and the spouse to whom he was married on the date his Grandfathered Benefit payments commenced die before receiving one hundred twenty (120) monthly payments, the remainder of the one hundred twenty
                    (120) guaranteed payments will be commuted and paid in one lump sum to the named beneficiary of the last surviving annuitant in full discharge of the obligation of the Plan with respect to the Grandfathered Benefit. This optional form of benefit shall become effective on the first day of the month for which the Retiree's Grandfathered Benefit is first payable. If the Retiree's spouse dies before the first day of the month for which the Retiree's Grandfathered Benefit is first payable, this optional form of payment shall be revoked and payments shall be made as a 10-Year Certain and Life Annuity.

                                     - 5 -
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               (ii) In one single payment to him (or his Beneficiary if he dies prior to payment under paragraph (b) below) of the Actuarial Equivalent value of the Grandfathered Benefit otherwise payable under Section 2.04(a) above. Notwithstanding the foregoing or any provision of the Plan to the contrary, the lump sum factor to be used in determining the present value of the Grandfathered Benefit of a Retiree who terminates employment after his Normal Retirement Date shall be the same lump sum factor as would be used with respect to an age 65 Retiree receiving a lump sum payment of his Grandfathered Benefit as of the same date.

          (b) Payments shall commence as of the first day of the month following the Eligible Employee becoming a Retiree or as soon as administratively practicable thereafter.

          (c) Any Eligible Employee may change his payment form election with respect to his Grandfathered Benefit by making a new payment form election at any time; provided, however, that no such election shall be effective unless it shall have been made and submitted to the Committee prior to the last day of the calendar year prior to the calendar year in which the Eligible Employee terminates employment with the Company and each Affiliated Company.

2.05 Form and Time of Payment for Section 409A Benefit - Termination On Or After Early Retirement Date

          (a) All elections by an Eligible Employee under this Section 2.05 shall apply to his Section 409A Benefits hereunder and his benefits accrued under the Thomas & Betts Pension Restoration Plan which, in both cases, are payable upon a Separation from Service on or after such Eligible Employee's Early Retirement Date (jointly referred to under this Section 2.05 as "Aggregate
               Section 409A Benefits").

          (b) Unless the Eligible Employee has made an effective election with respect to Aggregate Section 409A Benefits as provided below, for payments which commence after 2004 and prior to 2008, the form of payment election made with respect to Benefits prior to 2005 shall apply to such Aggregate Section 409A Benefits, provided, however, that the Aggregate Section 409A Benefits shall commence on the first business day of the month following the six-month anniversary of the Eligible Employee's Separation from Service as a Retiree. In the absence of a prior affirmative election by the Eligible Employee, the Aggregate Section 409A Benefits shall be paid in one single payment on the first business day of the month following the six-month anniversary of the Eligible Employee's Separation from Service as a Retiree. The portion of the single payment attributable to Section 409A Benefits shall be equal to the Actuarial Equivalent Value of the Section 409A Benefit otherwise payable to the Eligible Employee in the form of a 10-Year Certain and Life Annuity. The lump sum factor shall be the same as in Section 2.04(a)(ii) above.

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          (c)  Effective January 1, 2008, unless the Eligible Employee has made an effective election under Section 2.05(d) or (e) below, the Eligible Employee's Aggregate Section 409A Benefit shall be paid in one single payment on the first business day of the month following the six-month anniversary of the Eligible Employee's Separation from Service as a Retiree. The portion of the single payment attributable to Section 409A Benefits shall be equal to the Actuarial Equivalent Value of the Section 409A Benefit otherwise payable to the Eligible Employee in the form of a 10-Year Certain and Life Annuity. The lump sum factor shall be the same as in Section 2.04(a)(ii) above.

          (d) An Eligible Employee may elect during 2005, 2006 and 2007, to have his Aggregate Section 409A Benefit paid in the form of a 10-Year Certain and Life Annuity or a 100% Joint and Survivor Annuity in lieu of the lump sum payment or may change a prior election of an annuity form of payment to a lump sum payment but such election shall be effective only for a Separation from Service after the year of the election and shall commence to be paid on the first business day of the month following the six-month anniversary of the Eligible Employee's Separation from Service as a Retiree.

          (e) An Eligible Employee may make an election after 2007 to change the form of payment as set forth in 2.05(c) or as elected under 2.05(d) with respect to the Aggregate Section 409A Benefit, provided that any such election shall be effective only after twelve months from the date of the election and must be made at least twelve months prior to the date payment would otherwise have been made or have commenced to be made. In the event of such election, payment shall be made or commence to be made on the first business day of the month following the five-year anniversary of the date specified as the payment date in Section 2.05(b) above. Only one such election shall be permitted except as otherwise provided in Section 2.05(f).

          (f) An Eligible Employee who has elected an annuity form may elect the other annuity form (provided such form is actuarially equivalent to such prior elected annuity form) with respect to the Aggregate Section 409A Benefit at any time without regard to the 12-month and 5-year rules.

          (g) All elections under this Section 2.05 shall be irrevocable upon delivery of such election to the Committee or its designee. All benefits subject to such election and payable as a result of the Employee's Separation from Service shall be paid or commence to be paid at the time and in the form elected by the Eligible Employee to such Employee or in the event of such Employee's death prior to commencement, to the designated beneficiary or joint annuitant.

2.06      Termination Prior to Early Retirement Date

          Notwithstanding any other provision of the Plan, the Committee in its sole discretion may elect to pay a Benefit in one single payment that is the Actuarial Equivalent value of the Benefit accrued by an Eligible Employee who Separates from Service after completing five or more years of Credited Service but prior to reaching his Early Retirement Date. Payment shall be made on the first business day of the month following the six-month anniversary of such Separation from Service.

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2.07      Pre-Retirement Death Benefit

          If an Eligible Employee dies prior to his termination of employment or, with respect to a Section 409A Benefit, prior to his Separation from Service and after he has completed five or more years of Credited Service with the Company, a spouse's benefit shall be payable to his surviving spouse. Such spouse's benefit shall be a lump sum payment which is the Actuarial Equivalent value of the amount of monthly benefit the spouse would have received if the benefit which the Eligible Employee would have received under Section 2.02 of this Plan, reduced pursuant to the provisions of Section 2.03(a) of this Plan, had commenced on the later of the month following (A) the Eligible Employee's date of death or (B) the Eligible Employee's Early Retirement Date, in the form of a 100% Joint and Survivor Annuity and the Eligible Employee had died immediately thereafter. Such spouse's Grandfathered Benefit shall be paid as soon as practicable following such Eligible Employee's date of death and the Section 409A Benefit shall be paid on the last business day of the first month following the month in which death occurs. For purposes of this Section 2.07, "Company" shall not include Augat Inc. or any other Affiliated Company which became authorized to participate in this Plan after November 30, 1997.

2.08      Restoration of Service

          If an Eligible Employee who retired or otherwise terminated employment is restored to employment with the Company or an Affiliated Company, the Grandfathered Benefit shall be suspended and upon a subsequent termination of employment with the Company and all Affiliated Companies shall resume in the same amount and in the same form. The
          Section 409A Benefit accrued prior to the Eligible Employee's reemployment shall continue to be paid if in pay status or shall be paid or commence to be paid at the time specified under Section 2.05 without regard to such reemployment. The Eligible Employee shall be entitled to an additional Section 409A Benefit calculated under
          Section 2.02, taking into account only his Credited Service subsequent to his rehire date, and the provisions of Section 2.05 shall apply with respect to the form and time of payment of this additional
          Section 409A Benefit.

2.09      Designation of Beneficiary

          Each Eligible Employee shall file a written designation of Beneficiary with the Committee upon qualifying for participation hereunder. Such designation shall remain in force until revoked by the Eligible Employee by filing a new beneficiary form with the Committee.

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2.10      Receipt of Single-Sum Payment

          If any Retiree has received a single sum payment, such Retiree's Beneficiary shall have no further interest in the Plan or any benefit payable thereunder.

                         ARTICLE 3. GENERAL PROVISIONS
                         -----------------------------

3.01      Administration

          The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Committee. The Committee shall have full discretionary authority to interpret the Plan and resolve all matters arising in connection with the Plan. The Committee may adopt procedural rules and may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons. The expenses of the Committee attributable to the administration of this Plan shall be paid directly by the Company.

3.02      Funding

          (a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, unless the provisions of paragraph (b) below are applicable.

          (b) The Board of Directors may, for administrative reasons, establish a grantor trust for the benefit of Eligible Employees in the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

               (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

               (ii) the Company shall be treated as the "grantor" of said trust for purposes of Section 671 and 677 of the Internal Revenue Code; and

               (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

3.03      No Contract of Employment

          The establishment of the Plan shall not be construed as conferring any legal right upon any person for a continuation of employment, nor shall it interfere with the right of the Company to discharge any employee.

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3.04      Competency

          If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Company, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper, provided, however, that any Section 409A Benefit shall be paid at the same time and in the same form as payment would have been made to the Eligible Employee. Any such payment shall be in complete discharge of the liability of the Company therefor.

3.05      Withholding Taxes

          The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

3.06      Nonalienation

          Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. With respect to the Grandfathered Benefit only, if any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that the Grandfathered Benefit be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

3.07      Forfeiture for Cause

          In the event that an Eligible Employee or Retiree shall at any time be convicted for a crime involving dishonesty or fraud on the part of such Eligible Employee or Retiree in his relationship with the Company or an Affiliated Company, all benefits that would otherwise be payable to him under the Plan shall be forfeited. If a Retiree shall at any time be under indictment for any such crime, any Grandfathered Benefit amounts payable to such Retiree shall be suspended pending conviction, dismissal or acquittal in respect thereof. If the Retiree is not convicted, the suspended amounts shall be paid to him (with simple interest accruing at the PBGC Interest Rate) within thirty days after the date of the dismissal or acquittal. For this purpose, any so-called Alford plea or plea of nolo contendere shall be deemed to constitute an acquittal.

3.08      Mergers/Transfers

          This Plan shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Eligible Employee, his designees and his estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

3.09      Change of Control

          Notwithstanding any other provision of the Plan, in the case of an Eligible Employee who has an agreement with the Company which provides for benefits following a change of control ("Termination Protection Agreement"), the following provisions shall apply in the event that such Eligible Employee's employment with the Company is terminated under the circumstances described in Section 3 of his or her Termination Protection Agreement.

          (a) Such Eligible Employee, if not a Retiree as defined in Section 1.18, shall be deemed to be a Retiree and shall be entitled to a Benefit determined in accordance with Section 2.02;

          (b) For purposes of Section 2.02 such Eligible Employee's age and years of Credited Service shall be increased by three (3) years;

          (c) The Actuarial Equivalent value of such Eligible Employee's Grandfathered Benefit, if any, shall be paid to him or her in a lump sum within 30 days after the date of termination of his or her employment; and

          (d) The Eligible Employee's Section 409A Benefit shall be paid in accordance with the foregoing provisions of this Plan unless such change of control is a change in control event as defined in Treas. Reg. ss.1.409A-3(i)(5) (or any successor thereto) and the Separation from Service occurs within two years following such change of control, in which case payment shall be made in a lump sum (equal to the Actuarial Equivalent value of such Eligible Employee's Section 409A Benefit) on the first business day of the month following the six-month anniversary of such Separation from Service.

3.10      Calculations

          Whenever, under this Plan, it is necessary to determine whether one benefit is less than, equal to, or larger than another, whether or not such benefits are provided under this Plan, such determination shall be made by the Company's independent consulting actuary, using mortality and interest (unless otherwise specified in this Plan) and any other assumptions normally used at the time by such actuary in determining actuarial equivalents under the Retirement Plan.

3.11      Elections

          All elections, designations, requests, notices, instructions, and other communications from an Eligible Employee, Retiree, or other person to the Committee that are required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by Certified or Registered Mail, Return Receipt Requested, or personally delivered to the principal offices of the Company, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

3.12      Acceleration of Payment

          Notwithstanding any other provision of the Plan to the contrary, the Company shall make payments of any Grandfathered Benefit hereunder to a Retiree or Beneficiary before such payments are otherwise due if the Committee determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving an Eligible Employee, Retiree or Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves an Eligible Employee, Retiree or Beneficiary, that an Eligible Employee, Retiree or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before they are paid to him. In such cases, any such Retiree or Beneficiary so affected shall receive the remaining Grandfathered Benefit payments payable to him and, where appropriate, his Beneficiary in one single payment of Actuarial Equivalent value to such remaining payments. Upon receipt of such accelerated payment the provisions of Section 2.10 shall apply to any Beneficiary of such Retiree. Notwithstanding any other provision of the Plan to the contrary, the Company shall make payment of any
          Section 409A Benefit hereunder to a Retiree or Beneficiary before such payments are due if, and only to the extent such amount becomes taxable as a result of a failure to comply with Code Section 409A requirements in accordance with Treas. Reg. ss.1.409A-3(j)(4)(vii) (or any successor thereto). Any such payment shall offset the Section 409A Benefit otherwise due hereunder.

3.13      Construction

          (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements of Sections 201, 301 and 401 of ERISA. All rights hereunder shall be governed by and construed in accordance with Code Section 409A and regulations thereunder and, to the extent such Section and regulations are inapplicable, in accordance with the laws of the State of Tennessee (without reference to principles of conflicts of law) and, except to the extent otherwise herein provided, in accordance with the provisions of the Retirement Plan.

          (b) The masculine pronoun shall mean the feminine wherever appropriate.

          (c) The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

3.14      Insurance Products

          The Company may require each Eligible Employee to assist it in obtaining life insurance policies on the lives of each Eligible Employee, which policies would be owned by, and be payable to, the Company. The Eligible Employee may be required to complete an application for life insurance, furnish underwriting information including medical examinations by a life insurance company-approved examiner, and authorize release of medical history to the life insurance company's underwriter, as designated by the Company. An Eligible Employee shall have no right or interest in such policies or the proceeds thereof.

3.15      Nature of Obligation

          No Eligible Employee, Retiree or Beneficiary shall have any interest in any specific asset of the Company or any Affiliated Company as a result of the Plan. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company (or any Affiliated Company) and any Eligible Employee, Retiree or Beneficiary. Any right to receive any Benefit under the Plan shall only be the right of a general unsecured creditor.

3.16      Legal Fees

          In the event that any claim by an Eligible Employee for payment of any benefit under the Plan is disputed by the Company or the trustee of any "rabbi" trust created in connection therewith, or any other dispute in respect of the Plan or any such trust arises between any Eligible Employee, the Company and/or such trustee, any such Eligible Employee shall be promptly reimbursed for all reasonable attorney fees and expenses incurred by any such Eligible Employee during his or her lifetime (i) in pursuing any such claim, or (ii) in connection with any such other dispute. All reimbursements shall be made by the end of the calendar year following the calendar year in which the expense is incurred and reimbursement in any year shall not affect the amount of reimbursement in a subsequent year, provided, however, that no such payment due with respect to a claim or dispute arising as a result of a Separation from Service shall be made prior to the six month anniversary of Separation from Service.

3.17      Tax Gross-Up

          (a) Payment. Subject to the requirements stated in this Section 3.17, in the event that amounts hereunder become subject to the additional tax and interest under Code section 409A ("409A additional tax") as a result of a plan document failure or an operational failure caused solely by the action or inaction of the Company (and not at the request of the Eligible Employee), the Company shall pay to the Eligible Employee an amount equal to such 409A additional tax and any additional taxes imposed upon the Eligible Employee due to the Company's payment of such 409A additional tax (a "409A Gross-Up Payment"). In no event, however, shall any amounts become payable under this Section 3.17 as a result of compensation required to be included in gross income by reason of Code section 409A(b)(3). The 409A Gross-Up Payment shall be paid to the Eligible Employee within five business days of the date such taxes are remitted to the applicable taxing authority, subject to the notification requirements set forth in
               Section 3.17(b) in the event such taxes are not remitted by withholding, but in no event later than the end of the Eligible Employee's taxable year next following the Eligible Employee's taxable year in which the Eligible Employee remits such taxes.

          (b) Notification and Right to Contest. An Eligible Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the 409A Gross-Up Payment. Such notification shall be given as soon as practicable but no later than (10) ten business days after such Eligible Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Eligible Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Eligible Employee in writing prior to the expiration of such period that it desires to contest such claim, or if the Company notifies the Eligible Employee at the time of payment of the Gross-Up Payment under Section 3.17(a) that it desires to contest the application of the 409A additional tax (in either case, a "claim"), the Eligible Employee shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including ,without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold such Eligible Employee harmless, on an after-tax basis, for any income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. All such costs and expenses incurred due to a tax audit or litigation addressing the existence of or amount of a tax liability under this Section 3.17 shall be paid by the Company within thirty (30) days of the date payment of such expenses is due, but in any event not later than (A) December 31 of the year following the year in which the taxes are remitted to the taxing authority, or (B) where as a result of such audit or litigation no taxes are remitted, December 31 of the year following the year in which the audit is complete or there is a final and nonappealable settlement or other resolution of the litigation. Without limitation on the foregoing provisions of this Section 3.17(b), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and the Eligible Employee shall prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Eligible Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a 409A Gross-Up Payment would be payable hereunder, and the Eligible Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (c) Refund. If an Eligible Employee becomes entitled to receive one or more refunds of all or any part of the 409A additional tax with respect to which a 409A Gross-Up Payment was made, the Eligible Employee shall pay the refund to the Company within five business days of the receipt of any such refund.

          (d) Delayed Payment Date. Notwithstanding the foregoing provisions of this Section 3.17, if under Code section 409A any payment under this Section 3.17 is considered to be due as a result of the Eligible Employee's Separation from Service and the stock of the Company (or the stock of any entity considered a single employer with the Company under Treas. Reg. ss.1.409A-1(g) or any successor thereto) is publicly traded on an established securities market or otherwise at the time of the Participant's Separation from Service, no payment shall be made pursuant to this Section 3.17 prior to the six-month anniversary of such Separation from Service.


           ARTICLE 4. AMENDMENT, TERMINATION, OR PARTICIPANT REMOVAL
           ---------------------------------------------------------

The Board of Directors reserves the right to modify or to amend, in whole or in part, or to terminate this Plan at any time (including with respect to any Eligible Employee who has had a Separation from Service). However, no modification, amendment or termination of the Plan shall reduce the Benefit being paid to a Retiree as of the date of any such amendment or termination. In respect of any Eligible Employee, no modification or amendment shall adversely affect such Eligible Employee, unless such Eligible Employee consents to such modification or amendment in writing, and, if the Plan is terminated by the Company, each Eligible Employee shall be entitled to a Benefit calculated under
Article 2 above, based on such Eligible Employee's service and compensation to the date of such plan termination. Notwithstanding the foregoing, the Board of Directors reserves the right to modify the Plan at any time without the consent of any Eligible Employee in order to comply with Code Section 409A and the regulations and other guidance issued thereunder. With respect to Section 409A Benefits payment may be made upon termination of the Plan only if permitted under regulations issued under Code Section 409A.

An Eligible Employee who has not completed five or more years of Credited Service and reached his Early Retirement Date, may be removed as a participant from the Plan by the Committee if he terminates employment with the Company or his position changes so that he is no longer considered a member of senior management. In such case, the former Eligible Employee shall have no rights to any Benefit under the Plan, but rather such former Eligible Employee shall only have those rights that are available to such former Eligible Employee under the Company's other benefit plans.



     IN WITNESS WHEREOF, THOMAS & BETTS CORPORATION has caused this Plan, as amended, to be duly executed this _______ day of _________________, 2007.


Attest:                                  THOMAS & BETTS CORPORATION


_________________________________        By:____________________________________
Name:                                       Name:
Title:                                      Title:


(Corporate Seal)